Exhibit 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”) made as of February 24, 2017 and effective March 1, 2017 (the “Effective Date”), by and between Bedi Ajay Singh the “Consultant”) and News Corporation (together with its subsidiaries and affiliates, the “Company”).

1. Service as Consultant.

(a) Consulting Services. The Consultant agrees to perform and provide to the Company the services set forth in Appendix A (the “Consulting Services”). The parties anticipate that the level of services the Consultant provides hereunder shall be less than 20% of the average services the Consultant provided to the Company in the 36 months preceding the Effective Date.

(b) Payment for Services. The Company shall pay the Consultant $12,500 per month (the “Compensation”) in exchange for his performance of the Consulting Services. The Compensation shall be paid in arrears on a monthly or more frequent basis in accordance with the Company’s policies and procedures. If the Consultant breaches any provision of this Agreement, he shall not be entitled to receive any further Compensation hereunder. The Company will provide Forms 1099 for tax filing purposes.

(c) Expenses; Support. The Company shall reimburse and provide continued use of a corporate credit card to the Consultant for reasonable well-documented travel and other business expenses incurred in connection with his performance of the Consulting Services. The Consultant shall comply with such reasonable limitations and reporting requirements with respect to such expenses as may be established by the Company from time to time. The Company will provide to the Consultant executive assistance support, a pass for building access, executive travel booking support, a tech kit and tech support for the duration of the Term (as defined below).

(d) Relationship of the Parties. The Consultant acknowledges that the Company has no right to direct or control his performance of Consulting Services hereunder and that he shall be treated as an independent contractor for all purposes. As such, the Consultant shall not participate in any employee benefit plan of the Company or an affiliate and no income or other taxes shall be withheld from the Consultant’s Compensation except to the extent required by applicable law. The Consultant shall obey and comply with all policies regarding conduct required by the Company including without limitation, Company’s Standards of Business Conduct and Electronic Communications Policy, copies of which Consultant acknowledges receipt.

(e) Term for Providing Consulting Services.

(i) The Consultant shall provide Consulting Services commencing on the Effective Date and continuing until August 31, 2017, unless terminated earlier in accordance with Section 1 (e)(ii) hereof (the “Initial Term “); provided, that the Initial Term (and any subsequent Renewal Terms) may be extended at any time prior to the expiration thereof upon the mutual written consent of the Company and the Consultant (each such extension, a “Renewal Term” and together with the Initial Term, the “Term”).

(ii) (A) The Company may terminate this Agreement (i) with thirty (30) days’ written notice upon the Consultant’s breach of this Agreement and the Consultant fails to cure such breach within ten (10) calendar days after receipt of written notice of such default from the Company or (ii) immediately upon the Consultant’s violation of any nonsolicitation, confidentiality or other similar covenant in any agreement between the Consultant and the Company. Upon such termination, the Consultant shall be entitled to the Compensation only for services rendered in accordance with this Section 1 prior to the date of termination.

(B) The Consultant may terminate this Agreement within thirty (30) days’ written notice if the Company breaches an obligation under and fails to cure such breach within ten (10) calendar days after receipt of written notice of such default from the Consultant.

(C) The provisions of this Section 1 shall be automatically terminated upon the Consultant’s death or disability, and the Consultant (or, if applicable, his estate or beneficiaries) shall not be entitled to any amount hereunder except for any unpaid Compensation accrued up to the date of his death or disability.

2. Non-Disclosure. During the Term and thereafter, the Consultant agrees that he shall not, directly or indirectly, disclose to anyone outside of the Company any Confidential Information (as hereinafter defined) or use any Confidential Information other than pursuant to my relationship with and for the benefit of the Company, except as may be required by law or legal proceeding. The term “Confidential Information” means any and all information of a proprietary or confidential nature whether prepared or developed by or for the Company or received by the Company from any outside source. All Confidential Information and copies thereof are the sole property of the Company. Notwithstanding the foregoing, the term Confidential Information shall not apply to information that the Company has voluntarily disclosed to the public without restriction, or which has otherwise lawfully entered the public domain or otherwise is or has been made available to the Consultant without restriction.

3. Return of Property. At any time upon request of the Company, Consultant agrees that he shall destroy or return all copies of all Confidential Information.

4. Cooperation. Following the expiration or termination of the Agreement, Consultant agrees to cooperate with the Company and its affiliates upon the Company’s request and to be available to the Company and its affiliates with respect to matters arising out of this Agreement at reasonable times and places and upon reasonable notice.

5. Miscellaneous.

(a) This Agreement by and between the Consultant and the Company constitutes the entire agreement between the parties hereto with respect to the Consultant’s performances of consulting services, and supersedes and is in full substitution for any and all prior understandings or agreements, whether oral or written, with respect to the Consultant’s engagement. For the avoidance of doubt, this Agreement does not supersede any separation agreement or similar agreement between the Company and the Consultant.

(b) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought.

(c) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Consultant.

(d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

(f) All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement.

(g) The Consultant acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEWS CORPORATION

/s/ Keisha Smith-Jeremie
Name: Keisha Smith-Jeremie
Title: Chief Human Resources Officer

BEDI AJAY SINGH

/s/ Bedi Ajay Singh

APPENDIX A

CONSULTING SERVICES

The Consultant hereby agrees that he shall perform the following Consulting Services for the Company:

Serve as a Special Advisor to the Company on the Company’s portfolio of real estate businesses in India and Move, Inc.

As requested by the Company, serve on the Advisory Board of Move, Inc.

5